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                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1998
                                                         ----------------

                         Connectivity Technologies Inc.
                         ------------------------------
             (exact name of registrant as specified in its charter)



Delaware                         0-12113                     94-2691724
--------                         -------                     ----------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation)                                               Identification No.)


680 Mechanic Street, Ste 1201, PO Box 786, Leominster, Massachusetts    01453
--------------------------------------------------------------------    ------
(Address of principal executive offices)                              (zip code)



       Registrant's Telephone Number, including Area Code: (978) 537-9138



                                       N/A
                                       ---

          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         The Registrant, Connectivity Technologies, Inc., which, together with its subsidiary, Connectivity Products Incorporated ("CPI"), is hereinafter called "Connectivity," is in continuing active discussions with its Lending Banks looking to the possible restructuring of CPI's Bank debt into an ongoing loan facility or facilities which may include an asset-based loan and to provide for its future credit requirements. The new arrangement, as contemplated by Connectivity, would replace CPI's previously reported and now expired Forbearance Agreement with the lending Banks. Throughout the term of that Agreement, CPI was in full compliance with all of its terms and conditions, including covenants related to revenue and profitability. The restructuring would include the immediate repayment to the Banks of more than $1 million in cash generated from operations in recent months. On the basis of recent discussions, Connectivity believes that such a restructuring will be achieved and that the Banks will not demand immediate payment while the discussions continue in a manner that the Banks, at their discretion believe to be productive, though they would have the right to do so.

         However, no assurances can be given that a restructuring or any other arrangement with the Banks will be concluded; the Banks have made no commitment and, having retained unwaived all of their rights under the existing Revolving Credit and Term Loan Agreement, remain free to demand payment and to proceed at any time against CPI and its assets for the full outstanding debt amounting to approximately $16.6 million, prior to the contemplated repayment referred to above. Moreover, any new facility would involve financial and other conditions for further borrowing and for the continuance of the existing indebtedness. The failure to conclude a restructuring or the failure to meet any such conditions could have a substantial adverse effect upon Connectivity and its business and prospects.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         None.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

         This Report contains, in addition to historical information, forward-looking statements. In certain instances, Connectivity has identified these forward-looking statements by words such as "believes", "as conceived by" and similar expressions. Connectivity cautions readers that these forward-looking statements are subject to a variety of risks and uncertainties. Typical risks and uncertainties include, but are not limited to, whether the Banks will agree to a restructure of CPI's Bank debt, whether the Banks will continue to refrain from exercising their rights under the Revolving Credit and Term Loan Agreement while discussions are continuing and the consequences of an unfavorable outcome to such discussions or of CPI's failure to comply with covenants and other factors discussed from time to time in Connectivity's reports filed with the Securities and Exchange Commission including Connectivity's Form 10-KSB for the year ended December 31, 1997 and prior and subsequent reports on Forms 10-Q and 8-K. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Connectivity has not undertaken and does not intend to update any information in this or any previous report.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 CONNECTIVITY TECHNOLOGIES INC.
                                                 (Registrant)


Dated:  December 1, 1998                          By:  /s/ George H. Buckham
                                                       -------------------------
                                                       Name:  George H. Buckham
                                                       Title: Secretary